EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT made as of the 31st day of January 2003, by and between MediaBay, Inc., a Florida corporation, with offices at 2 Ridgedale Avenue, Cedar Knolls, New Jersey (the "Company"), and Steve McLaughlin residing at 14 Whispering Woods Drive, Falnders, NJ 07836 (the "Executive").

                              W I T N E S S E T H:

      WHEREAS, the Company is engaged in the spoken audio business; and

      WHEREAS, the Company desires to employ the Executive; and

      WHEREAS, the Executive is willing to commit himself to serve and to establish a minimum period during which he will serve the Company on the terms and conditions herein provided.

      NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained and intending to be legally bound hereby, the parties agree as follows:

      1. Recitals. The Whereas clauses recited above are hereby incorporated by reference as though they were fully set forth herein.

      2. Employment. The Company shall employ the Executive and the Executive shall serve the Company, on the terms and conditions set forth herein.

      3. Term. The employment of the Executive by the Company as provided in paragraph 2 shall commence on February 16, 2003, and end on February 15, 2005, subject, however, to the other termination provisions contained herein.

      4. Position and Duties. The Executive shall be employed by the Company as Executive Vice President and Chief Technology Officer of MediaBay, Inc. His power and authority shall be and remain subject to the direction and control of the Board of Directors and all officers senior to him including but not limited to the Chairman and Chief Executive Officer. The Executive shall have responsibility for the technology oversight of the business and affairs of the Company. The scope of his duties and the extent of his responsibilities shall be substantially the same as the duties and responsibilities of other CTO's of public companies. The Executive shall be required to spend


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his full time and attention, without other outside business interests other than passive investment activities, in the performance of his duties and the Company's business and affairs. Notwithstanding the foregoing, the Company agrees that the Executive shall be permitted to continue his current level of involvement and work on two projects (FlashyChat, LLC and FX Media, Inc.), provided that any work done in connection with such projects occur on Executive's own personal time and provided further that it in no way conflicts with the business of the Company including Executive's performance, responsibilities and hours spent working with the Company. Additionally, the Company agrees that the Executive shall be permitted to continue his position as a Board Director of Visagent Corporation.

      5.Compensation and Related Matters.

            a) Salary. During the term of this Agreement up until and including February 15, 2004, the Company shall pay to the Executive, as compensation for his services, an annual salary of $200,000 in equal bi-monthly installments in arrears; the Company shall pay to the Executive during the final twelve months of the term of this Agreement (i.e. from February 16, 2004 through February 15, 2005) an annual salary of $210,000. In addition, the Executive may receive a performance-based bonus to be determined by the Chairman and Chief Executive Officer in their sole and absolute discretion, provided the Executive shall receive a minimum bonus on February 15, 2004, provided the Executive is still employed by the Company at such time, in the amount of Ten Thousand and 00/100 U.S. Dollars ($10,000.00) and a minimum bonus on February 15, 2005, provided the Executive is still employed by the Company at such time, in the amount of Fifteen Thousand and 00/100 U.S. Dollars ($15,000.00); such bonuses shall be paid within forty-five (45) days of their due dates.

            (b) Expenses. The Executive shall receive prompt reimbursement for all reasonable travel and business expenses in connection with services performed hereunder in accordance with normal Company policy, as the same may be determined from time to time.

            (c) Insurance and Employee Benefits. The Executive shall receive insurance and employee benefits applicable to all officers of the Company. Specifically, the Executive shall receive health insurance coverage for himself and his family.

            (d) Vacation. The Executive shall receive, prorata during each full year of his employment, three (3) weeks paid vacation approved one (1) month in advance.


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            (e) Stock Options. The Executive shall receive stock options to acquire an additional forty thousand (40,000) shares of Common Stock in the Company pursuant to and in accordance with the Company's Stock Option Plan. Options with respect to twenty thousand (20,000) shares shall vest on February 15, 2004, provided that the Executive is an employee of the Company at that time. Options with respect to the remaining twenty thousand (20,000) shares shall vest on February 15, 2005, provided that the Executive is an employee of the Company at that time. Such options shall be exercisable at a price per share of $1.50 and will be on the terms and conditions as more specifically provided for in the Company's Stock Option Plan.

      6. Termination by the Company. The Executive's employment hereunder may be terminated by the Company without any breach of this Agreement only under the circumstances described below.

            (a) Death. The Executive's employment hereunder shall terminate upon his death.

            (b) Disability. If, as a result of the Executive's incapacity due to physical or mental illness, as determined by a physician mutually chosen by the Executive and the Company, the Executive shall have been absent from his duties hereunder for a consecutive period of forty-five (45) days and after notice of termination is given (which may be given before or after the end of such 45 day period but which will in no event be effective until, at the earliest, the day following the forty-fifth day of the period) shall not have returned to the performance of his duties hereunder, as that concept is contemplated in this Agreement, within ten (10) days after the notice of termination is given, the Company may terminate the Executive's employment hereunder.

            (c) Cause. The Company may terminate the Executive's employment under this Agreement at any time for cause. For purposes of this Agreement, the term "cause" shall include one or more of the following: (i) willful misconduct,
(ii) failure by the Executive to materially perform his duties, as contemplated in this Agreement, as Chief Technology Officer (other than through disability as defined in paragraph 6(b), above), (iii) indictment of a crime or alcohol or drug abuse, or (iv) the Executive's material breach of this Agreement. The termination shall be evidenced by written notice thereof to the Executive.

            (d) Without Cause. In addition to any other rights the Company has to terminate the Executive's employment under this Agreement, the Company may, at any time, by a vote of not


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less than fifty percent (50%) of the directors then in office (excluding the vote of the Executive if he is also a director), terminate the Executive without cause upon thirty (30) days' prior written notice to the Executive setting forth the reasons, if any, for the termination. For purposes of this Agreement, the term "without cause" shall mean termination by the Company on any grounds other than those set forth in paragraphs 6(a), (b) or (c) hereof.

            (e) Severance Pay. In the event that the Company has terminated the Executive's employment under this Agreement (i) "without cause" or (ii) in the event there is a "Change of Control" (as defined below), then the Executive will be entitled to receive severance pay equal to fifty percent (50%) of his base salary for the unexpired period of his two (2) year employment term; such payment, if any, shall be made to the Executive within thirty (30) days of such termination of the Executive's employment.

            (f) Change of Control. For purposes of this Agreement, a "Change of Control" shall be deemed to occur, unless previously consented to in writing by the Executive, and only if the Executive is not offered continued employment under terms substantially similar to this Agreement, upon (i) the actual acquisition of fifty percent (50%) or more of the voting securities of the Company by any company or entity or affiliated group of companies or entities (other than pursuant to a bona fide underwriting agreement relating to a public distribution of securities of the Company), (ii) the completion of a tender or exchange offer for more than fifty percent (50%) of the voting securities of the Company by any company or entity or affiliated group of companies or entities not affiliated with the Executive, (iii) the completion of a proxy contest against the management for the election of a majority of the Board of Directors of the Company if the group conducting the proxy contest owns, has or gains the power to vote at least fifty percent (50%) of the voting securities of the Company, or (iv) a merger or consolidation in which the Company is not the surviving entity or a sale of or substantially all of the assets of the Company.

            (g) Change of Control Compensation. In the event of a completion of a tender or exchange offer for more than fifty percent (50%) of the voting securities of the Company by any company or entity or affiliated group of companies or entities not affiliated with the Executive, the stock options, described in paragraph 5(e) and all other stock options previously or subsequently received, shall immediately be exercisable and any unvested shall immediately vest.

            (h) The Executive shall not be required to mitigate the amount of any payment provided for in this paragraph 6 by seeking other employment or otherwise nor shall the amount of any payment provided for in this paragraph 6 be reduced by any compensation earned by the


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Executive as the result of employment by another employer or business or by profits earned by the Executive from any other source at any time before and after the date of termination. The amounts payable to the Executive under this Agreement shall not be treated as damages, but as severance pay to which the Executive is entitled by reason of his employment and the circumstances contemplated by this Agreement.

            (i) The severance pay which the Executive will be entitled to receive as a result of the termination of his employment under this Agreement, shall be the Executive's exclusive remedy in the event of such termination.

      7. Non-Competition and Confidentiality Covenant. The Executive hereby covenants and agrees that he will not serve as an officer of or perform any functions for any other company during the term of his employment under this Agreement, except as provided in Section 4. In addition, during the term of this Agreement and for a period of two (2) years immediately following the termination of his employment, whether said termination is occasioned by the Company, the Executive or a mutual agreement of the parties, the Executive shall not, for himself or on behalf of any other person, persons, firm, partnership, corporation or company, engage or participate in any activities which are in direct or indirect conflict with the interests of the Company or solicit or attempt to solicit the business or patronage of any person, firm, corporation, company or partnership, which had previously been a customer of the Company, for the purpose of selling products and services similar to those provided by the Company.

            Furthermore, the Executive acknowledges and agrees that: all mailing lists; customer, member and prospect names; license or arrangement; front-end and back-end marketing performance; financial statements; operating system, database and other computer software, specific to the Company; and all information which is known by the Executive to be subject to a confidentiality agreement or obligation of confidentiality, even without a confidentiality agreement between the Company and another person or party, shall be maintained by the Executive in a confidential manner and the Executive agrees that the Executive will not use such information to the detriment of the Company or disclose such information to any third party, except as may be necessary in the course of performing the Executive's job responsibilities. The Executive further agrees that these obligations of confidentiality with respect to such information shall continue after the Executive ceases to be employed by the Company. Disclosure of the aforementioned information shall not be prohibited if such disclosure is directly pursuant to a valid and existing order of a court or other governmental body or agency within the United States; provided, however, that (i) the Executive shall first have given prompt notice to the Company of any such possible or prospective


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order (or proceeding pursuant to which any such order may result), (ii) the
Company shall have been afforded a reasonable opportunity to review such disclosure and to prevent or limit any such disclosure, and (iii) the Executive shall, if requested by the Company and at the Company's cost and expense, use his best efforts to prevent or limit any such disclosure by means of a protective order or a request for confidential treatment.

      8. Indemnification. To the maximum extent permitted under the corporate laws of the State of Florida or, if more favorable, the Articles of Incorporation and/or By-Laws of the Company as in effect on the date of this Agreement, (a) the Executive shall be indemnified and held harmless by the Company, as provided under such corporate laws or such Articles of Incorporation and/or By-Laws, as applicable, for any and all actions taken or matters undertaken, directly or indirectly, in the performance of his duties and responsibilities under this Agreement or otherwise on behalf of the Company, provided the Executive did not act wantonly or recklessly or was not grossly negligent or engaged in willful misconduct, and (b) without limiting clause (a), the Company shall indemnify and hold harmless the Executive from and against (i) any claim, loss, liability, obligation, damage, cost, expense, action, suit, proceeding or cause of action (collectively, "Claims") arising from or out of or relating to the Executive's acting as an officer, director, employee or agent of the Company or any of its affiliates or in any other capacity, including, without limitation, any fiduciary capacity, in which the Executive serves at the request of the Company, and (ii) any cost or expense (including, without limitation, fees and disbursements of counsel) (collectively, "Expenses") incurred by the Executive in connection with the defense or investigation thereof. If any Claim is asserted or other matter arises with respect to which the Executive believes in good faith the Executive is entitled to indemnification as contemplated hereby, the Company shall, at its election, to be determined in its sole and absolute discretion, either assume the defense or investigation of such Claim or matter or pay the Expenses incurred by the Executive in connection with the defense or investigation of such Claim or matter, provided that the Executive shall reimburse the Company for such amounts, plus simple interest thereon at the then current Prime Rate as in effect from time to time, compounded annually, if the Executive shall be found, as finally judicially determined by a court of competent jurisdiction, not to have been entitled to indemnification hereunder.

      9. Binding Agreement. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, divisees and legatees. In addition, this Agreement and the obligations and rights of the Company hereunder shall be binding on any person, firm or corporation which is a successor-in-interest to the Company.


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      10. Notice. For the purpose of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, or by private overnight courier or mail service, postage prepaid or (unless otherwise specified) mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:                To the address at the head of this Agreement

If to the Company:                  MediaBay, Inc.
                                    2 Ridgedale Avenue
                                    Suite 300
                                    Cedar Knolls, New Jersey 07927
                                    (973) 539-9528

or to such other address as the parties may furnish to each other in writing. Copies of all notices, demands and communications shall be sent to the home addresses of all members of the Board of Directors of the Company.

      11. Miscellaneous.

            (a) No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto, provided, however, that this Agreement may be modified, waived or discharged by mutual agreement in writing.

            (b) No delay, waiver, omission or forbearance (whether by conduct or otherwise) by any party hereto at any time to exercise any right, option, duty or power arising out of breach or default by the other party of any of the terms, conditions or provisions of this Agreement to be performed by such other party shall constitute a waiver by such party or a waiver of such party's rights to enforce any right, option or power as against the other party or as to subsequent breach or default by such other party, and no explicit waiver shall constitute a waiver of similar or dissimilar terms, provisions or conditions at the same time or at any prior or subsequent time.


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      12. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      13. Governing Law. Except as preempted by federal law, this Agreement shall be executed, construed and performed in accordance with the laws of the State of New Jersey without reference to conflict of laws principles. The parties agree that the venue for any dispute hereunder will be the state or federal courts in New Jersey and the parties hereby agree to the exclusive jurisdiction thereof.

      14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      15. Entire Agreement. This Agreement contains the entire understanding of the Company and the Executive with respect to his employment by the Company. This Agreement supersedes all prior agreements and understandings whether written or oral between the Executive and the Company, and there are no restrictions, agreements, promises, warranties or covenants other than those stated in this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date shown below effective as of the date first written above.

                                            "COMPANY"

Date Signed: January 31, 2003               MEDIABAY, INC., a Florida
                                            corporation

                                            By:           /s/ Hakan Lindskog
                                                          ----------------------
                                            Printed Name: Hakan Lindskog
                                            Title:        CEO

                                            "EXECUTIVE"

Date Signed: Januray 31, 2003               Stephen McLaughlin
                                            ------------------------------------
                                            Printed Name: Stephen McLaughlin


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